Exhibit 99.2

Nimble Storage Announces Financial Results for Fourth Quarter and Fiscal Year 2016

•	Fiscal Year 2016 Revenues Up 42% year-over-year

•	Fiscal Year 2016 Operating Margin up 6 points year-over-year

•	Record Pace of Customer Acquisition, 752 New Customers Added in the Fourth Quarter

•	2,600+ New Customers Acquired in FY2016

San Jose, Calif. – March 3, 2016 – Nimble Storage (NYSE: NMBL), the leader in predictive flash storage solutions, today reported financial results for the fourth quarter and fiscal year 2016. The company has released a discussion of these results by posting the current Shareholder Letter on its website at http://investors.nimblestorage.com.

“Our long-term goal is to emerge as the leader in storage. We executed well against that vision in our fourth quarter, adding a record 752 new customers, ending fiscal year 2016 with 7,580 customers - a pace of customer acquisition that remains unmatched by any emerging vendor in our industry,” said Suresh Vasudevan, chief executive officer, Nimble Storage. “With the recent expansion of our Predictive Flash platform to include All Flash arrays that leapfrog competitive offerings, we now have an industry-leading storage portfolio that delivers absolute performance, superior scalability and non-stop availability to our customers, at a total cost of ownership (TCO) that is up to 33 to 66 percent lower than competitive all flash arrays.”

“We finished fiscal year 2016 with solid results. Looking ahead at fiscal year 2017, we are very excited about the prospects and traction of our Predictive Flash platform,” said Anup Singh, chief financial officer. “The investments we are making in accelerating our commercial business, and in entering the all flash market will allow us to accelerate market share gains and position Nimble to emerge as the next storage leader.”

Fourth Quarter Fiscal 2016 Financial Highlights:

•	Total revenue increased 32% to $90.1 million, up from $68.3 million in the fourth quarter of fiscal 2015. Excluding fluctuations in foreign currency over the past year, revenue would have been $92.6 million representing a 36% increase over the fourth quarter of fiscal 2015.

•	Non-GAAP gross margin for the fourth quarter of fiscal 2016 was 66.4% compared to 67.2% in the fourth quarter of fiscal 2015.

•	Non-GAAP operating loss was $9.4 million or negative 10% of revenue for the fourth quarter of fiscal 2016, compared to a loss of $8.5 million or negative 12% of revenue in the fourth quarter of fiscal 2015.

•	GAAP net loss for the fourth quarter of fiscal 2016 was $32.4 million, or $0.40 per basic and diluted share, compared with a net loss of $24.7 million, or $0.33 per basic and diluted share in the fourth quarter of fiscal 2015.

•	Non-GAAP net loss for the fourth quarter of fiscal 2016 was $9.9 million, or $0.12 per basic and diluted share, compared with a net loss of $9.8 million, or $0.13 per basic and diluted share in the fourth quarter of fiscal 2015.

•	Adjusted EBITDA for the fourth quarter of fiscal 2016 was negative $5.1 million or negative 6% of revenue compared to negative $6.8 million or negative 10% of revenue in the fourth quarter of fiscal 2015.

•	Total cash ended fiscal 2016 at $211.2 million, an increase of $1.5 million during the fourth quarter.

Fiscal Year 2016 Financial Highlights:

•	Total revenue for fiscal 2016 was $322.2 million, compared to $227.7 million in fiscal 2015, representing growth of 42% year-over-year.

•	Non-GAAP gross margin was 67.1% for fiscal 2016, compared to 67.0% in fiscal 2015.

•	Non-GAAP operating margin was negative 11% for fiscal 2016, compared to negative 17% in fiscal 2015.

•	Adjusted EBITDA margin was negative 6% for fiscal 2016 compared to negative 14% in fiscal 2015.

•	GAAP net loss for fiscal 2016 was $120.1 million, or $1.52 per basic and diluted share, compared with a GAAP net loss of $98.8 million, or $1.37 per basic and diluted share in fiscal 2015.

•	Non-GAAP net loss for fiscal 2016 was $36.8 million, or $0.47 per basic and diluted share, compared with a non-GAAP net loss of $41.8 million, or $0.58 per basic and diluted share in fiscal 2015.

•	Total cash ended fiscal year 2016 at $211.2 million, an increase of $2.8 million during the year.

Forward Outlook:

Nimble Storage provides guidance based on current market conditions and expectations. The guidance for the first quarter of fiscal 2017 takes into account the following factors:

•	Q1 is the company’s seasonally slowest quarter and one in which the large companies in the industry typically see double digit sequential declines in revenue from the fourth quarter. In addition, we believe the company has taken into account the potential impact of the All Flash array product introduction during the quarter on existing sales cycles. At the mid-point of our guidance, we expect a 6% decline in revenue from fourth quarter of fiscal 2016.

•	The company estimates that the incremental costs associated with the launch and go-to-market costs of its Predictive Flash platform and in particular the All Flash array during Q1 will be approximately $4 million.

•	The company plans to make increased investments in sales and marketing resources, as outlined during the last earnings call, in particular to re-accelerate growth in its commercial business and leverage its new All Flash array product line.

For the first quarter of fiscal 2017, Nimble Storage expects:

•	Total revenue in the range of $83.0 to $86.0 million

•	Non-GAAP operating loss in the range of $20.0 to $22.0 million

•	Non-GAAP net loss per basic and diluted share in the range of $0.25 to $0.27 based on weighted average shares outstanding of approximately 83.0 million

Business Highlights

•	Introduced Predictive All Flash Arrays. The Nimble AF-Series All Flash arrays deliver absolute performance; superior scalability and non-stop availability, at a total cost of ownership (TCO) that is up to 33 to 66 percent lower than competitive arrays. The All Flash arrays are powered by Samsung 3D V-NAND 4TB SSDs, and scale up to 8.2PB of effective capacity in a 4-node scale-out configuration.

•	Introduced Nimble Predictive Flash Platform to Prevent Barriers to Data Velocity. Nimble combines the power of InfoSight Predictive Analytics with a Unified Flash Fabric consolidation architecture to deliver flash performance for all enterprise applications and data velocity to end users. The Nimble Unified Flash Fabric enables flash for all enterprise applications by unifying All Flash and Adaptive Flash arrays into a single consolidation architecture with common data services.

•	Introduced Timeless Storage Business Model. The Timeless Guarantee provides investment protection and upgrade certainty, with an option to receive a free faster controller upgrade after three years. The Timeless Storage business model offers all-inclusive pricing with no-forklift upgrades and the flexibility to purchase storage as a capital investment or as a Storage on Demand service.

•	Achieved Inaugural Net Promoter Survey Yields Score of 85. In January 2016 Nimble executed its inaugural NPS customer survey and earned a score of 85, reflecting an outstanding customer experience with Nimble products and support.

•	Nimble Storage Named a Leader in the Gartner Magic Quadrant for General-Purpose Disk Arrays and Recognized in the Gartner Critical Capabilities Report. This marks the initial entrance of Nimble Storage into the Leaders quadrant since the company’s founding in 2008, making it the youngest vendor to be named a Leader among well-established storage vendors. Nimble was also recognized among competitive products in the Gartner Critical Capabilities for General-Purpose, Midrange Storage Arrays distributed in October 2015*.

•	Nimble Storage Surpasses 7,500 Customers Worldwide. More than 7,500 customers have deployed the Nimble Storage Predictive Flash platform, an increase of more than 2,500 customers in the last 12 months. International customer growth doubled to 1,500 in the same period. The company attributes this rapid growth to its proven ability to develop and deliver innovative technology with an unwavering commitment to superior customer support.

•	Introduced InfoSight VMVision VM-level Monitoring. The new monitoring capabilities provide enterprises with granular visibility into VMware virtual machine environments enabling enterprise IT organizations to proactively identify and resolve virtual machine resource contention issues and optimize performance.

•	Nimble Storage Delivers Full Benefits of Storage Consolidation with Enterprise-grade Enhancements to the Adaptive Flash Arrays.

•	All-Flash Service Level Provides Dynamic Performance and Capacity. The All-Flash service level meets the most stringent latency demands – its responsiveness is ideal for transaction processing, data warehouse/business intelligence, and VDI deployments.

•	A Single Platform for Optimizing Enterprise-wide Applications. Additional capabilities introduced include software-based Federal Information Processing Standard (FIPS) certified encryption and a REST API- based extensibility framework, which complement existing enterprise functionality, including InfoSight VMVision VM-level monitoring and reporting and integrated data protection.

•	SmartStack Integrated Infrastructure Solutions by Nimble Storage and Cisco Deployed by More Than 1000 Global Enterprises. Nimble Storage and Cisco partnered to deliver Cisco Validated Designs (CVD) for SmartStack solutions enabling enterprise IT organizations to accelerate application deployments, independently scale infrastructure resources and reduce overall deployment risk. SmartStack customers obtain end-to-end support directly through Cisco’s Solution Support for Critical Infrastructure offering.

•	Established Global Partner Program. The global channel program enables and rewards partners that resell the Nimble Storage Predictive Flash platform with the introduction of certification levels, incentives, and unique sales enablement tools. The channel program received industry recognition from CRN’s 2015 5-Star rating in the Partner Program Guide.

•	Nimble Storage Recognized For Exceptional Growth and Innovation.

•	The Global Technology Distribution Council named Nimble as a recipient of the prestigious “Rising Star” Award, receiving the organization’s U.S. Gold Rising Star in the Hardware category, which acknowledges technology companies for exceptional regional sales growth through distribution partners over the past year.

•	Deloitte’s 2015 Technology Fast 500 ranked Nimble as the sixth fastest growing company in North America. The company’s revenue grew 7,380 percent during the period from 2011 to 2014 driven by sustained technology innovation, placing it in the number one ranking in the Electronic Devices/Hardware Category.

•	The Flash Memory Summit Awards Committee named Nimble a Best of Show winner in the “Most Innovative Flash Memory Technology” category.

•	IT professionals voted Nimble as the 2015 Innovation Leader for Hybrid HDD/SSD Array in IT Brand Pulse’s most recent brand leader survey.

•	Nimble was recognized by the San Francisco Business Times and Silicon Valley Business Journal as one of the Best Places to Work in 2015. Nimble was honored for creating an exceptional workplace that is highly valued by employees.

•	Obtained Certifications for Federal Information Processing Standard. Nimble completed FIPS 140-2 certification from the U.S. government’s National Institute of Standards and Technology for its OpenSSL FIPS Object Module, Nimble Storage SmartSecure.

•	Obtained Certification from SAP as an Enterprise Storage Solution for SAP HANA Platform. The certification, given to the CS-Series Adaptive Flash arrays, enables Nimble to participate in SAP’s program for SAP HANA tailored data center integration using its certified solutions. Leveraging its product certification, Together with Cisco, Nimble leveraged its product certification to develop a SmartStack integrated infrastructure platform for SAP HANA that delivers high performance and the ability to independently scale storage performance and capacity in line with changing customer requirements.

•	Avnet and Nimble Storage Expand Distribution Partnership to Address Growing Demand for SmartStack Across EMEA. Nimble expanded its successful Avnet partnership in North America to EMEA to expand its pan-regional coverage model. Avnet offers the Nimble Predictive Flash platform along with SmartStack integrated infrastructure solutions to partners across Austria, Belgium, France, Germany, Ireland, Luxembourg, Netherlands, Switzerland, Turkey, and the UK.

Conference Call Information

As previously announced, Nimble Storage will host a live question and answer conference call and webcast today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the fourth quarter and fiscal year 2016.

Interested parties may access the call by dialing 877-604-9673 in the U.S. or 719-325-4773 from international locations. In addition, a live audio webcast of the conference call will be available on the Nimble Storage Investor Relations website at http://investors.nimblestorage.com. The live webcast will be archived and available on this site for 45 days. A replay of the conference call will be available for 45 days. To access the replay, please dial 888-203-1112 and enter pass code 757294. Callers outside the U.S. and Canada should dial 719-457-0820 and enter pass code 757294.

*	Gartner “Magic Quadrant for General-Purpose Disk Arrays,” written by Stanley Zaffos, Roger W. Cox, Valdis Filks, and Santhosh Rao October 21, 2015.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Nimble Storage has disclosed in this release and the accompanying tables non-GAAP financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, or GAAP. The company provides non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and adjusted EBITDA. In computing these non-GAAP financial measures, the company excludes the effects of stock-based compensation, which is a recurring expense for the company. The company has provided a reconciliation below of non-GAAP financial measures to the most directly comparable GAAP financial measures.

The company discloses these non-GAAP financial measures because they are key measures used by the company’s management and board of directors to understand and evaluate operating performance and trends, to prepare and approve the annual budget and to develop short-term and long-term operational and compensation plans. In particular, the exclusion of certain expenses in calculating non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results in the same manner as the company’s management and board of directors.

Non-GAAP financial measures have limitations as analytical tools and, as such, should not be considered in isolation or as substitutes for analysis of the company’s results as reported under GAAP. Some of these limitations are:

•	Non-GAAP financial measures do not consider the potentially dilutive impact of equity-based compensation, which is an ongoing expense for the company; and

•	Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces their usefulness as comparative measures.

Gartner Disclaimer

Gartner does not endorse any vendor product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including our current beliefs and expectations concerning our future financial results, business plans, strategy and objectives, competitive position and industry environment.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to our future financial performance, which is inherently uncertain, unforeseen delays in product development or introduction, uncertainty around market acceptance of our solutions, our ability to increase sales of our solutions, our ability to attract and retain customers and to sell additional solutions to our existing customers, our ability to develop new solutions and bring them to market in a timely manner, pricing pressure (as a result of competition or otherwise), introduction of new technologies and products by other companies, our ability to maintain, protect and enhance our brand and intellectual property, the effectiveness of our channel partners and sales team, our ability to convert leads into sales, our ability to recruit new or keep our existing key talent, global economic conditions, fluctuations in foreign currency rates and our ability to continue to expand our business and manage our growth. Moreover, we operate in very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and other factors that could affect our financial results are included in our filings with the Securities and Exchange Commission and may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither the company, nor any other person, assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law.

Nimble Storage Resources

•	Nimble Storage Website

•	Case Studies and Videos

•	Follow Nimble Storage on Twitter: @NimbleStorage

•	Follow Nimble Storage on LinkedIn

•	Visit Nimble Storage on Facebook

•	Visit the NimbleConnect Community

About Nimble Storage

Nimble Storage (NYSE: NMBL) is the leader in predictive flash storage solutions. Nimble offers a Predictive Flash platform that combines flash performance with predictive analytics to predict and prevent barriers to data velocity caused by complex IT infrastructure. Nimble customers experience absolute performance, non-stop availability and cloud-like agility that accelerate critical business processes. More than 7,500 enterprises, governments, and service providers have deployed the Nimble Predictive Flash Platform across more than 50 countries. For more information visit www.nimblestorage.com and follow us on Twitter: @nimblestorage.

Nimble Storage, the Nimble Storage logo, CASL, InfoSight, Timeless Storage, Data Velocity Delivered, Unified Flash Fabric and NimbleConnect are trademarks or registered trademarks of Nimble Storage, Inc. Other trade names or words used in this document are the properties of their respective owners.

Press Contact:

Kristalle Cooks

408-514-3313

Kristalle@nimblestorage.com

Investor Relations Contact:

Edelita Tichepco

408-514-3379

IR@nimblestorage.com

SOURCE: Nimble Storage

Nimble Storage, Inc.

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Product	$73,083	$58,645	$265,602	$198,129
Support and service	17,008	9,624	56,613	29,544

Total revenue	90,091	68,269	322,215	227,673
Cost of revenue:
Product (1)	24,866	18,562	86,506	62,780
Support and service (1)	7,175	4,876	26,129	16,173

Total cost of revenue	32,041	23,438	112,635	78,953
Total gross profit	58,050	44,831	209,580	148,720
Operating expenses:
Research and development (1)	24,806	19,025	93,990	70,338
Sales and marketing (1)	55,823	40,740	197,979	143,575
General and administrative (1)	9,288	8,459	36,247	30,884

Total operating expenses	89,917	68,224	328,216	244,797

Loss from operations	(31,867)	(23,393)	(118,636)	(96,077)
Interest income, net	45	50	240	139
Other expense, net	(312)	(1,102)	(656)	(2,071)

Loss before provision for income taxes	(32,134)	(24,445)	(119,052)	(98,009)
Provision for income taxes	266	300	1,017	837

Net loss	$(32,400)	$(24,745)	$(120,069)	$(98,846)

Net loss per share, basic and diluted	$(0.40)	$(0.33)	$(1.52)	$(1.37)

Weighted-average shares used to compute net loss per share, basic and diluted	81,175	74,517	78,932	72,304

(1) Includes stock-based compensation expense as follows:

Cost of product revenue	$502	$417	$1,972	$1,508
Cost of support and service revenue	1,256	645	4,743	2,380
Research and development	6,302	4,410	23,259	15,137
Sales and marketing	11,016	6,592	39,648	27,752
General and administrative	3,392	2,871	13,682	10,290

Total stock-based compensation expense	$22,468	$14,935	$83,304	$57,067

Nimble Storage, Inc.

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	January 31,	January 31,
	2016	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$211,160	$208,394
Restricted cash, current	793	—
Accounts receivable, net	50,432	35,271
Inventories	15,994	11,981
Prepaid expenses and other current assets	5,212	4,974

Total current assets	283,591	260,620
Property and equipment, net	47,404	36,716
Restricted cash, non-current	74	3,983
Other long-term assets	680	255

Total assets	$331,749	$301,574

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,330	$19,799
Accrued compensation and benefits	19,325	21,128
Deferred revenue, current portion	54,580	34,246
Other current liabilities	8,933	8,063

Total current liabilities	107,168	83,236
Deferred revenue, non-current portion	60,265	40,200
Other long-term liabilities	8,708	9,566

Total liabilities	176,141	133,002

Commitments and contingencies
Stockholders’ equity:
Common stock	75	71
Additional paid-in capital	476,271	368,689
Accumulated other comprehensive loss	(731)	(250)
Accumulated deficit	(320,007)	(199,938)

Total stockholders’ equity	155,608	168,572

Total liabilities and stockholders’ equity	$331,749	$301,574

Nimble Storage, Inc.

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(32,400)	$(24,745)	$(120,069)	$(98,846)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,613	2,712	15,598	8,753
Stock-based compensation expense	22,468	14,935	83,304	57,067
Loss on disposal of property and equipment	22	—	182	—
Provision (recoveries) for allowance for doubtful accounts	(56)	—	25	(32)
Provision (recoveries) for excess and obsolete inventories	77	166	157	(101)
Changes in operating assets and liabilities:
Accounts receivable	(5,858)	(519)	(15,186)	(17,563)
Inventories	(1,350)	(1,505)	(3,930)	(6,158)
Prepaid expenses and other assets	392	(252)	(663)	(1,841)
Short term restricted cash	(793)	—	(793)	—
Accounts payable	1,537	(3,122)	7,661	8,451
Deferred revenue	9,396	13,932	40,399	40,937
Accrued and other liabilities	4,242	7,007	(930)	14,709

Net cash provided by operating activities	2,290	8,609	5,755	5,376
Cash flows from investing activities:
Purchase of property and equipment	(6,392)	(7,980)	(29,423)	(20,820)
Change in restricted cash	3,904	9	3,909	(83)

Net cash used in investing activities	(2,488)	(7,971)	(25,514)	(20,903)
Cash flows from financing activities:
Payment of issuance costs related to issuance of common stock	—	(100)	—	(1,310)
Proceeds from exercise of stock options, net of repurchases	1,658	2,973	8,146	7,729
Proceeds from issuance of stock under employee stock purchase plan	—	—	14,321	9,227
Excess tax benefit from employee stock plans	325	78	551	163
Payment of taxes related to net settlement of restricted stock units	—	—	—	(125)

Net cash provided by financing activities	1,983	2,951	23,018	15,684
Foreign exchange impact on cash and cash equivalents	(337)	(151)	(493)	(249)

Net increase (decrease) in cash and cash equivalents	1,448	3,438	2,766	(92)
Cash and cash equivalents, beginning of period	209,712	204,956	208,394	208,486

Cash and cash equivalents, end of period	$211,160	$208,394	$211,160	$208,394

Nimble Storage, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2016	2015	2016	2015
GAAP gross margin	$58,050	$44,831	$209,580	$148,720
Stock-based compensation	1,758	1,062	6,715	3,888

Non-GAAP gross margin	$59,808	$45,893	$216,295	$152,608

GAAP operating margin	$(31,867)	$(23,393)	$(118,636)	$(96,077)
Stock-based compensation	22,468	14,935	83,304	57,067

Non-GAAP operating margin	$(9,399)	$(8,458)	$(35,332)	$(39,010)

GAAP net loss	$(32,400)	$(24,745)	$(120,069)	$(98,846)
Stock-based compensation	22,468	14,935	83,304	57,067

Non-GAAP net loss	$(9,932)	$(9,810)	$(36,765)	$(41,779)

Interest income, net	(45)	(50)	(240)	(139)
Provision for income taxes	266	300	1,017	837
Depreciation	4,613	2,712	15,598	8,753

Adjusted EBITDA	$(5,098)	$(6,848)	$(20,390)	$(32,328)

GAAP net loss per share, basic and diluted	$(0.40)	$(0.33)	$(1.52)	$(1.37)
Stock-based compensation	0.28	0.20	1.05	0.79

Non-GAAP net loss per share	$(0.12)	$(0.13)	$(0.47)	$(0.58)

Shares used to compute GAAP net loss per share, basic and diluted	81,175	74,517	78,932	72,304

Shares used to compute Non-GAAP net loss per share	81,175	74,517	78,932	72,304

GAAP net cash provided by operating activities	$2,290	$8,609	$5,755	$5,376
Purchase of property and equipment	(6,392)	(7,980)	(29,423)	(20,820)

Non-GAAP Free cash flow	$(4,102)	$629	$(23,668)	$(15,444)